EXHIBIT 5

[VORYS, SATER, SEYMOUR AND PEASE LLP LETTERHEAD]

July 26, 2005

Rurban Financial Corp.

401 Clinton Street

Defiance, Ohio 43512

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Rurban Financial Corp., an Ohio corporation (the “Company”), with respect to the proposed issuance by the Company of up to 456,116 common shares, without par value (the “Shares”), of the Company, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated April 13, 2005 (the “Merger Agreement”), by and between the Company and Exchange Bancshares, Inc. (“Exchange”), relating to the merger of Exchange with and into the Company. This opinion is being delivered in connection with the Company’s Registration Statement on Form S-4 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering the offering and sale of the Shares under the Securities Act of 1933, as amended (the “Act”).

In reaching the opinions set forth herein, we have examined and are familiar with the originals or copies, certified or otherwise, of such documents and records of the Company and such statutes, regulations and other instructions as we have deemed necessary or advisable for purposes of this opinion, including (i) the Registration Statement; (ii) the Merger Agreement, (iii) the Amended and Restated Articles of Incorporation of the Company, as currently in effect; (iv) the Amended and Restated Code of Regulations of the Company, as currently in effect; and (v) certain resolutions adopted by the Board of Directors of the Company.

In our examinations and in reaching the opinions set forth below, we have assumed, without independent investigation or examination, (a) the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents; and (b) that the final, executed copy of each document submitted to us in draft form will not differ in any material respect from the draft form of such document submitted to us. In addition, we have assumed that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. As to the facts material to our opinion expressed herein, which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Rurban Financial Corp.

July 26, 2005

Based upon and subject to the foregoing, and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement has become effective under the Act and the Shares proposed to be sold pursuant to the Registration Statement have been issued and delivered as contemplated under the terms of such effective Registration Statement and the Merger Agreement, such Shares will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Ohio and do not purport to have expertise in the laws of any jurisdiction other than the laws of the State of Ohio and the laws of the United States of America. Accordingly, our opinions are limited to the laws of the State of Ohio and the laws of the United States of America. This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no legal obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts and circumstances.

This opinion letter may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to us under the caption “Legal Matters” in the Registration Statement and in the prospectus/proxy statement included in the Registration Statement as having passed on the validity of the Shares of the Company. In giving this consent, however, we do not thereby admit that we fall within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion may not be relied upon or reproduced or delivered in any other context or by any other person without our prior written consent.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP

VORYS, SATER, SEYMOUR AND PEASE LLP